                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

FILED BY THE REGISTRANT    /X/

FILED BY A PARTY OTHER THAN THE REGISTRANT   / /


CHECK THE APPROPRIATE BOX:


/ / PRELIMINARY PROXY STATEMENT         / / CONFIDENTIAL, FOR USE OF THE
                                            COMMISSION ONLY
/X/ DEFINITIVE PROXY STATEMENT              (AS PERMITTED BY RULE 14a-6(e)(2))


/ / DEFINITIVE ADDITIONAL MATERIALS

/ / SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12

                         PITTSBURGH HOME FINANCIAL CORP.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/ NO FEE REQUIRED.

/ / FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(I)(1) AND 0-11.

         (1)      TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION
                  APPLIES: _______________________

         (2)      AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
                  __________________________

         (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED): ______________________________________

         (4)      PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION: _____________

         (5)      TOTAL FEE PAID: ______________________________________________




/ / FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.


/ / CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT
    RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

         (1)      AMOUNT PREVIOUSLY PAID: ______________________________________

         (2)      FORM, SCHEDULE OR REGISTRATION STATEMENT NO.: ________________

         (3)      FILING PARTY: ________________________________________________

         (4)      DATE FILED: __________________________________________________

                                                               December 27, 1999


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Pittsburgh Home Financial Corp. The meeting will be held at The Library Center, GRW Theatre, Second Level, 414 Wood Street, Pittsburgh, Pennsylvania, on Thursday, January 27, 2000 at 11:00 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in Pittsburgh Home Financial Corp. are sincerely appreciated.

                                              Sincerely,


                                              /s/ J. Ardie Dillen
                                              J. Ardie Dillen
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                         PITTSBURGH HOME FINANCIAL CORP.
                                 225 ROSS STREET
                         PITTSBURGH, PENNSYLVANIA 15219
                                 (412) 227-1945

                                  ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 27, 2000

                                  ------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Pittsburgh Home Financial Corp. (the "Company") will be held at The Library Center, GRW Theatre, Second Level, 414 Wood Street, Pittsburgh, Pennsylvania, on Thursday, January 27, 2000 at 11:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To elect two (2) directors for a three-year term or until their successors are elected and qualified;

         (2)      To approve the adoption of the 2000 Stock Option Plan;

         (3) To amend the Company's Amended and Restated Articles of Incorporation to change the corporate name to Pittsburgh Financial Corp.;

         (4) To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2000;

         (5) If necessary, to adjourn the Annual Meeting to solicit additional proxies; and

         (6) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

         The Board of Directors has fixed December 17, 1999 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/ Gregory G. Maxcy
                                           Gregory G. Maxcy
                                           Secretary
Pittsburgh, Pennsylvania
December 27, 1999
--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                         PITTSBURGH HOME FINANCIAL CORP.

                                  -----------

                                 PROXY STATEMENT

                                  -----------

                         ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 27, 2000

         This Proxy Statement is furnished to holders of common stock, $0.01 par value per share ("Common Stock"), of Pittsburgh Home Financial Corp. (the "Company"), a Pennsylvania corporation and registered bank holding company for Pittsburgh Home Savings Bank (the "Savings Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at The Library Center, GRW Theatre, Second Level, 414 Wood Street, Pittsburgh, Pennsylvania, on Thursday, January 27, 2000 at 11:00 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 27, 1999.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted (i) FOR the nominees for director described herein;
(ii) FOR adoption of the 2000 Stock Option Plan; (iii) FOR approval of the proposed amendment ("Amendment") to the Company's Amended and Restated Articles of Incorporation to change the corporate name to Pittsburgh Financial Corp.;
(iv) FOR ratification of the appointment of Ernst & Young LLP for fiscal 2000;
(v) FOR adjournment as to any matter, if required; and (vi) upon the transaction of such other business as may properly come before the meeting in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by
(i) filing with the Secretary of the Company written notice thereof (Secretary, Pittsburgh Home Financial Corp., 225 Ross Street, Pittsburgh, Pennsylvania 15219); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.


                                     VOTING

         Only stockholders of record at the close of business on December 17, 1999 ("Voting Record Date") will be entitled to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 1,770,848 shares of Common Stock outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The two persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. Abstentions are considered in determining the presence of a quorum and will not affect the vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes eligible to be cast at the Annual Meeting is required for approval of the proposals to approve the 2000 Stock Option Plan and the Amendment. Abstentions will have the same effect as a vote against these proposals. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Abstentions will not be counted as votes cast, and accordingly will have no effect on the voting of this proposal. A majority of the total votes present in person and by proxy will be required to adjourn the Annual Meeting, if such action is required to be voted on. Under rules of the New York Stock Exchange, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes, each of which contains approximately one-third of the Board. The directors are elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

         No director, executive officer or nominee for director of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption. All of the nominees currently serve as a director of the Company.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

         The following tables present information concerning the nominees for director of the Company and each director whose term continues.

           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2003

                                                                                Director
                       Name                               Age(1)                Since(2)
                       ----                               ------                --------

J. Ardie Dillen                                             41                    1992
Kenneth R. Rieger                                           54                    1997


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.


             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                      DIRECTORS WHOSE TERMS EXPIRE IN 2001

                                                                                Director
                       Name                               Age(1)                Since(2)
                       ----                               ------                --------

Gregory G. Maxcy                                            45                    1986
Richard F. Lerach                                           59                    1990
James M. Droney, Jr.                                        47                    1997

                      DIRECTORS WHOSE TERMS EXPIRE IN 2002

                                                                                Director
                       Name                               Age(1)                Since(2)
                       ----                               ------                --------

Stephen Spolar                                              78                    1986
Charles A. Topnick                                          72                    1990
Joseph G. Lang                                              74                    1986

----------

(1)      As of December 17, 1999.
(2)      Includes service as a director of the Savings Bank.

         Information concerning the principal position with the Company and the Savings Bank and principal occupation of each nominee for director and members of the Board continuing in office during the past five years is set forth below.

         J. Ardie Dillen. Mr. Dillen was named Chairman of the Board of the Company and the Savings Bank in November 1996 and August 1997, respectively. Mr. Dillen is President and Chief Executive Officer of the Savings Bank and has held the same position with the Company since its inception in September 1995. Mr. Dillen has been President and Chief Executive Officer of the Savings Bank since 1992 and was Senior Vice President of Finance and Administration of the Savings Bank from 1986 to 1992. Prior to joining the Savings Bank, Mr. Dillen was an auditor with Main Hurdman, Pittsburgh, Pennsylvania, a certified public accounting firm, from 1980 to 1986. Mr. Dillen is a certified public accountant.

         Joseph G. Lang. Mr. Lang has been retired since 1991. Prior thereto, from 1961 to 1991, Mr. Lang was an associate architect with W.D. Slowik & Associates, Pittsburgh, Pennsylvania, an architectural firm, and also was employed by its predecessor firms.

         Richard F. Lerach. Mr. Lerach has been Assistant General Counsel with U.S. Steel Group, a unit of USX Corporation, Pittsburgh, Pennsylvania, since 1985 and has been an attorney with such corporation since 1968.

         Gregory G. Maxcy. Mr. Maxcy has been Executive Vice President of the Company and the Savings Bank since January 1998 and Secretary of the Company and the Savings Bank since July 1997 and January 1999, respectively. Mr. Maxcy served as Senior Vice President of the Company and Senior Vice President of the Savings Bank from May 1997 to January 1998. Mr. Maxcy was President of Maxcy, Gmys & Company, PC, Pittsburgh, Pennsylvania, a certified public accounting firm, from 1992 to May 1997. Mr. Maxcy also was employed by Resource Capital, Inc., Pittsburgh, Pennsylvania, an investment management services and financial planning company, from 1988 to 1994. Mr. Maxcy is a certified public accountant and a certified financial planner. Mr. Maxcy is the son of Kenneth F. Maxcy, Jr.

         Stephen Spolar. Mr. Spolar has been retired since 1992. Mr. Spolar was President and Chief Executive Officer of the Savings Bank from 1986 to 1992. Mr. Spolar has been a director of the Savings Bank since 1986 and served as an officer of the Savings Bank from 1961 to 1986.

         Charles A. Topnick. Mr. Topnick has been retired since 1992. Mr. Topnick served as Senior Vice President of the Savings Bank from 1991 to 1992. From 1983 to 1991, Mr. Topnick was President of Columbia Savings and Loan Association, Pittsburgh, Pennsylvania.

         James M. Droney, Jr. Mr. Droney has been the President and Chief Executive Officer of Mt. Lebanon Office Equipment Co. Inc., Pittsburgh, Pennsylvania, an office equipment retailer, since 1976.

         Kenneth R. Rieger. Mr. Rieger has been Vice President and co-founder of G&R Investment Consultants, Inc., Pittsburgh, Pennsylvania, an investment advisory firm, since January 1980.

DIRECTOR EMERITI

         Effective December 1998, Messrs. Jess B. Mellor and Kenneth F. Maxcy, Jr. became Director Emeriti of the Savings Bank. Mr. Mellor was Secretary of the Savings Bank from 1955 to December 1998. Mr. Mellor served as Secretary of the Company from its inception in September 1995 to June 1997. Mr. Mellor is retired and was formerly Vice President of the Savings Bank from 1954 to 1986. Mr. Mellor was with the Savings Bank from its inception in 1942 to 1998 and was a director of the Savings Bank from 1954 to 1998. Mr. Maxcy has been retired since 1985. Mr. Maxcy was Assistant to the Chairman of Wheeling Pittsburgh Steel Corporation, Pittsburgh, Pennsylvania from 1975 to 1985. Mr. Maxcy is the father of Gregory G. Maxcy.

STOCKHOLDER NOMINATIONS

         Article 7.F. of the Company's Amended and Restated Articles of Incorporation ("Articles") governs nominations for election to the Board of Directors and requires all such nominations, other than those made by or at the direction of the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. No such proposals were received. Each written notice of a stockholder nomination is required to set forth certain information specified in the Articles.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE COMPANY AND THE SAVINGS BANK

         Regular meetings and special meetings of the Board of Directors of the Company are held as necessary. During the fiscal year ended September 30, 1999, the Board of Directors met nine times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during this period. The entire Board of Directors of the Company acts as a Nominating Committee. The Board of Directors of the Company has established the following committees:

         Executive Committee. The Executive Committee of the Company has the authority to act on general Company matters between Board meetings. The members of the Executive Committee were Messrs. Spolar (Chairman), Dillen, Gregory G. Maxcy, Rieger and Topnick. The Executive Committee did not meet during fiscal 1999.

         Audit Committee. The Audit Committee of the Company recommends independent auditors to the Board annually and reviews the Company's financial statements and the scope and results of the audit performed by the Company's independent auditors and the Company's system of internal control with management and such independent auditors and reviews regulatory examination reports. The Audit Committee, which was comprised of Messrs. Lerach (Chairman), Droney, Spolar and Topnick, met four times during fiscal 1999.

         The Compensation Committee of the Savings Bank's Board of Directors reviews the compensation for the Savings Bank's officers, along with employee benefits, and recommends to the Board adjustments in such compensation. See "Management Compensation - Compensation Committee Interlocks and Insider Participation." The members of the Compensation Committee were Messrs. Charles
A. Topnick (Chairman), Lang, Rieger and Spolar. Messrs. Spolar and Topnick formerly served as officers of the Savings Bank. The Compensation Committee met once during fiscal 1999.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Set forth below is information concerning the executive officers of the Company and the Savings Bank who do not serve on the Board of Directors of the Company. All executive officers are elected by the Board of Directors and serve until their successors are elected and qualified. No executive officer is related to any director or other executive officer of the Company by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer.

         Michael J. Kirk. Mr. Kirk has been Executive Vice President since January 1998 and Chief Financial Officer of the Company and the Savings Bank since January 1996. Mr. Kirk served as Senior Vice President of the Company and the Savings Bank from January 1996 to January 1998. Mr. Kirk became Vice President and Chief Financial Officer of the Savings Bank in 1992 and was Vice President and Chief Financial Officer of the Company from its inception in September 1995 through January 1996. Mr. Kirk served as an Analyst and Controller of Community Savings Association, Monroeville, Pennsylvania from 1988 to 1992 and as an auditor with Ernst & Whitney, the predecessor to Ernst & Young, LLP, from 1985 to 1988. Mr. Kirk is a certified public accountant.

         Joseph E. Archer. Mr. Archer has been Senior Vice President of Lending of the Savings Bank since 1988. Mr. Archer served as Vice President of the Savings Bank from 1986 to 1988 and Assistant Vice President from 1970 to 1986. Mr. Archer joined the Savings Bank in 1962.

         Albert L. Winters. Mr. Winters has been Senior Vice President of Operations of the Savings Bank since 1994. Mr. Winters served as Vice President of the Savings Bank from 1991 to 1993 and Assistant Vice President of the Savings Bank from 1989 to 1990. Mr. Winters joined the Savings Bank in 1970.

         Patricia J. Nesbit. Ms. Nesbit has been Senior Vice President of Retail Banking of the Savings Bank since January 1998. Ms. Nesbit served as Vice President of Retail Banking of the Savings Bank from January 1996 to January 1998. Ms. Nesbit served as a Branch Manager of the Savings Bank from 1994 to 1995. Prior to 1994, Ms. Nesbit was employed by Integra Bank, Pittsburgh, Pennsylvania and certain predecessor institutions from 1969 to 1994 as a Branch Manager and in other related capacities.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table on the following page sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors and nominees of the Company, (iii) those executive officers of the Company whose salary and bonus exceeded $100,000 in fiscal 1999, and (iv) all directors and executive officers of the Company and the Savings Bank as a group.

                                                               Amount and Nature
                  Name of Beneficial                             of Beneficial
                  Owner or Number of                            Ownership as of                  Percent of
                    Persons in Group                          December 17, 1999(1)              Common Stock
                  ------------------                          --------------------              ------------

Pittsburgh Home Financial Corp.                                     191,493(2)                       10.8%
  Employee Stock Ownership Plan Trust
225 Ross Street
Pittsburgh, Pennsylvania  15219

John Hancock Mutual Life Insurance                                  160,000(3)                        9.0
  Company
John Hancock Subsidiaries, Inc.
John Hancock Place
P.O. Box 111
Boston, Massachusetts  02117

The Berkeley Financial Group, Inc.
John Hancock Advisers, Inc.
101 Huntington Avenue
Boston, Massachusetts  02199

Jeffrey W. Tott                                                     138,655(4)                        7.8
Barberry Farm, Barberry Road
Sewickley, Pennsylvania 15143

J. Ardie Dillen                                                   62,733(5)(6)                        3.5
James M. Droney, Jr.                                                  1,814(7)                         *
Michael J. Kirk                                                      34,018(8)                        1.9
Joseph G. Lang                                                        8,402(9)                         *
Richard F. Lerach                                                   46,578(10)                        2.6
Gregory G. Maxcy                                                    29,962(11)                        1.7
Kenneth R. Rieger                                                    6,655(12)                         *
Stephen Spolar                                                   15,594(6)(10)                         *
Charles A. Topnick                                               13,378(6)(10)                         *

All directors and executive officers
 of the Company and the Savings Bank
 as a group (12 persons)                                           281,399(13)                       15.1%


                                                   (Footnotes on following page)

----------

*   Represents less than 1% of the outstanding Common Stock.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares. Shares which are subject to stock options and which may be exercised within 60 days of December 17, 1999 are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by such person.

(2) The Pittsburgh Home Financial Corp. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Pittsburgh Home Financial Corp. Employee Stock Ownership Plan ("ESOP"). Messrs. J. Ardie Dillen, Stephen Spolar and Charles A. Topnick act as trustees of the plan ("Trustees"). As of the Voting Record Date, 49,320 shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, subject in each case to the fiduciary duties of the ESOP trustees and applicable law. Any allocated shares which either abstain on a proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. The amount of Common Stock beneficially owned by directors who serve as Trustees of the ESOP and by all directors and executive officers as a group does not include the unallocated shares held by the Trust.

(3) Based on Amendment No. 1 to a Schedule 13G joint filing on February 1, 1999 made on behalf of John Hancock Mutual Life Insurance Company ("JHMLICO"), JHMLICO's direct, wholly-owned subsidiary, John Hancock Subsidiaries, Inc. ("JHSI"), JHSI's direct, wholly-owned subsidiary, The Berkeley Financial Group, Inc. ("TBFG") and TBFG's wholly-owned subsidiary, John Hancock Advisers, Inc. ("JHA"). Pursuant to advisory agreements dated July 21, 1994 and July 1, 1996, JHA has sole voting and dispositive power as to 160,000 shares of Common Stock. Through their parent-subsidiary relationship to JHA, JHMLICO, JHSI, and TBFG have indirect, beneficial ownership of these same shares. 70,000 shares are held by the John Hancock Regional Bank Fund and 90,000 shares are held by the John Hancock Bank and Thrift Opportunity Fund.

                                         (Footnotes continued on following page)

----------

(4) Based on Amendment No. 2 to a Schedule 13D filing on November 30, 1999 by Mr. Tott.

(5) Includes 1,500 shares held by Mr. Dillen's spouse in her Individual Retirement Account, 600 shares held by Mr. Dillen as custodian for his children, 4,855 shares which are held by the ESOP which have been allocated to the account of Mr. Dillen, and 24,148 shares which may be acquired by Mr. Dillen upon the exercise of stock options.

(6) Excludes the shares held by the ESOP, of which the named director is one of three trustees.

(7) Includes 1,100 shares which may be acquired by Mr. Droney, Jr. upon the exercise of stock options.

(8) Includes 2,881 shares which are held by the ESOP which have been allocated to the account of Mr. Kirk, and 13,074 shares which may be acquired by Mr. Kirk upon the exercise of stock options.

(9) Includes 200 shares held by Mr. Lang's son and 4,109 shares which may be acquired by Mr. Lang upon the exercise of stock options.

(10) Includes 4,909 shares which may be acquired by the named director upon the exercise of stock options.

(11) Includes 1,872 shares which are held by the ESOP which have been allocated to the account of Mr. Gregory G. Maxcy, and 9,582 shares which may be acquired by Mr. Gregory G. Maxcy upon the exercise of stock options.

(12) Includes 550 shares which may be acquired by Mr. Rieger upon the exercise of stock options.

(13) Includes 93,878 shares which may be acquired by all directors and executive officers of the Company and the Savings Bank as a group upon the exercise of stock options. Also includes 16,150 shares which are held by the Company's ESOP which have been allocated to the accounts of executive officers.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("Commission") and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section

16(a) of the Exchange Act. The Company knows of no person, other than the Company's ESOP, who owns more than 10% of the Company's Common Stock.

         Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 1999, the Company's officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

         The Company does not pay separate compensation to its officers. The following table includes individual compensation information with respect to the executive officers whose total compensation paid by the Savings Bank exceeded $100,000 for services rendered in all capacities during the fiscal year ended September 30, 1999.


                                                                                             Long-Term
                                                        Annual Compensation             Compensation Awards
                                                        -------------------             -------------------
                                                                                     Restricted       Number of        All Other
    Name and Principal Position      Fiscal Year     Salary (1)       Bonus(2)      Stock Awards       Options        Compensation
    ---------------------------      -----------     ----------       --------      ------------       -------        ------------


J. Ardie Dillen                          1999          $150,000       $35,000             --           6,000(3)          $23,314(4)
Chairman, President and                  1998           128,750        35,000       $ 27,750(5)        5,000(6)           20,481(4)
   Chief Executive Officer               1997           106,875        20,000        182,640(7)       34,913(8)           29,063(4)

Gregory G. Maxcy                         1999          $101,250       $22,500             --           6,000(3)          $15,736(9)
Executive Vice President                 1998            86,250        10,000        $27,750(5)        3,500(6)           11,806(9)
                                         1997            28,125(10)        --        141,759(11)      17,456(12)              --

Michael J.  Kirk                         1999          $ 91,250       $22,500             --           6,000(3)          $14,183(13)
Executive Vice President and             1998            76,500        25,000        $55,500(5)        3,500(6)           12,163(13)
   Chief Financial Officer               1997            63,500        12,000         91,314(7)       17,456(8)           17,262(13)

----------
(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officers. In the opinion of management of the Savings Bank, the costs to the Savings Bank of providing such benefits to the named executive officers during the indicated period did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported.

                                         (Footnotes continued on following page)

----------

(2) Incentive bonuses were paid in January for goals achieved in the prior fiscal year.

(3) Consists of stock options granted pursuant to the Company's Stock Option Plan ("Stock Option Plan") which are exercisable at the rate of 20% each year beginning December 17, 1999.

(4) Represents $18,814, $16,618 and $25,857, the allocation on behalf of Mr. Dillen under the Company's ESOP, and $4,500, $3,863 and $3,206 in contributions pursuant to the Savings Bank's Thrift Plan, in each case in fiscal 1999, 1998 and 1997, respectively. See "Benefits - Thrift Plan."

(5) Represents the grant of 1,500 shares, 1,500 shares and 3,000 shares of restricted Common Stock to Messrs. Dillen, Gregory G. Maxcy and Kirk, respectively, pursuant to the Company's Recognition Plan, which were deemed to have had the indicated value at the date of grant. The restricted Common Stock awarded to Messrs. Dillen, Gregory G. Maxcy and Kirk had a fair market value of $18,188, $18,188 and $36,375 at September 30, 1999, respectively, based on the $12.125 per share closing market price on September 30, 1999. The awards vest 20% each year beginning December 18, 1998, and dividends are paid on restricted shares.

(6) Consists of stock options granted pursuant to the Company's Stock Option Plan which are exercisable at the rate of 20% each year beginning December 18, 1998.

(7) Represents the grant of 15,711 shares and 7,855 shares of restricted Common Stock to Messrs. Dillen and Kirk, respectively, pursuant to the Company's Recognition Plan, which were deemed to have had the indicated value at the date of grant. The restricted Common Stock awarded to Messrs. Dillen and Kirk had a fair market value of $190,496 and $95,242 at September 30, 1999, respectively, based on the $12.125 per share closing market price on September 30, 1999. The awards vest 20% each year beginning October 15, 1997, and dividends are paid on restricted shares.

(8) Consists of stock options granted pursuant to the Company's Stock Option Plan which are exercisable at the rate of 20% each year beginning October 15, 1997.

(9) Represents $12,698, and $11,131, the allocation on behalf of Mr. Gregory G. Maxcy under the Company's ESOP, and $3,038 and $675 in contributions pursuant to the Savings Bank's Thrift Plan, in each case in fiscal 1999 and 1998, respectively. See "Benefits-Thrift Plan."

(10) Mr. Gregory G. Maxcy joined the Savings Bank as Senior Vice President on May 19, 1997.

                                         (Footnotes continued on following page)

----------

(11) Represents the grant of 9,530 shares of restricted Common Stock to Mr. Gregory G. Maxcy pursuant to the Company's Recognition Plan, which was deemed to have had the indicated value at the date of grant. The restricted Common Stock awarded to Mr. Gregory G. Maxcy had a fair market value of $115,551 at September 30, 1999, based on the $12.125 per share closing market price on September 30, 1999. The awards vest 20% each year beginning May 19, 1998, and dividends are paid on restricted shares.

(12) Consists of stock options granted pursuant to the Company's Stock Option Plan which are exercisable at the rate of 20% each year beginning May 19, 1998.

(13) Represents $11,445, $9,868 and $15,357, the allocation on behalf of Mr. Kirk under the Company's ESOP, and $2,738, $2,295 and $1,905 in contributions pursuant to the Savings Bank's Thrift Plan, in each case in fiscal 1999, 1998 and 1997, respectively. See "Benefits - Thrift Plan."

         The following table discloses the total options granted to the executive officers named in the Summary Compensation Table during the year ended September 30, 1999:

                          Number of    % of Total Options
                           Options         Granted To         Exercise                               Grant Date
         Name              Granted        Employees(1)        Price(2)       Expiration Date      Present Value(3)
         ----              -------        ------------        --------       ---------------      ----------------

J. Ardie Dillen             6,000            24.3%            $14.625       December 17, 2008           $23,460
Gregory G. Maxcy            6,000            24.3              14.625       December 17, 2008            23,460
Michael J.  Kirk            6,000            24.3              14.625       December 17, 2008            23,460

----------

(1)      Percentage of options granted to all employees during fiscal 1999.

(2) The exercise price was based on the closing market price of a share of the Company's Common Stock on the date of grant.

(3) Present Value of the grant at the date of grant under the Black-Scholes option pricing model.

         The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to the aggregate amount of options exercised during the last fiscal year, any value realized thereon, the number of unexercised options at the end of the fiscal year (exercisable and unexercisable) and the value with respect thereto under specified assumptions.

                            Shares                                                               Value of Unexercised
                         Acquired on      Value            Number of Unexercised               in the Money Options at
         Name              Exercise      Realized      Options at Fiscal Year End(1)            September 30, 1999(2)
         ----              --------      --------     ------------------------------       -------------------------------
                                                      Exercisable      Unexercisable       Exercisable       Unexercisable
                                                      -----------      -------------       -----------       -------------

J. Ardie Dillen                --          --           14,965              30,948           $24,439             $36,659
Gregory G. Maxcy               --          --            7,682              19,274                 0                   0
Michael J.  Kirk               --          --            7,682              19,274            12,219              18,329

----------

(1) Shares are exercisable at the rate of 20% per year on each annual anniversary of the date the options were granted.

(2)      Based on a per share market price of $12.125 at September 30, 1999.

COMPENSATION OF DIRECTORS

         The Company pays non-employee directors a quarterly retainer of $500. The monthly Savings Bank Board retainer is $500 and the fee per meeting attended is $600. Members of committees of the Board of the Company (excluding the President) and the Savings Bank (excluding inside directors) are paid $250 ($350 for committee chairmen) for each committee meeting attended. Mr. Dillen and Mr. Gregory G. Maxcy receive no additional compensation as Chairman of the Board and Secretary of the Company and the Savings Bank, respectively.

EMPLOYMENT AGREEMENTS

         The Company and the Savings Bank (collectively, the "Employers") have entered into employment agreements with each of Messrs. Dillen, Gregory G. Maxcy and Kirk, and the Savings Bank has entered into employment agreements with Messrs. Archer and Winters (the "Executives"). Messrs. Dillen, Gregory G. Maxcy and Kirk are the Chairman, President and Chief Executive Officer, the Executive Vice President and Secretary, and the Executive Vice President and Chief Financial Officer of the Company and the Savings Bank, respectively. Messrs. Archer and Winters are Senior Vice Presidents of the Savings Bank. The Employers have agreed to employ Messrs. Dillen, Gregory G. Maxcy and Kirk for a term of three years and each of the other Executives for a term of two years in their current respective positions at their current salary levels. The employment agreements will be reviewed annually by the Boards of Directors of the Employers, and the term of employment agreements shall be extended each year for a successive additional one-year period upon approval of the Employers' Board of Directors, unless either party elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.

         Each of the employment agreements are terminable with or without cause by the Employers. The Executives shall have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employers for cause. The agreements provide for certain benefits in the event of an Executives' death, disability or retirement. In the event that (i) the Executive terminates his employment (a) because of failure of the Employers to comply with any material provision of the agreement or (b) as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death, the Executive will be entitled to a cash severance amount equal to three times the officer's base salary, as defined, in the case of Messrs. Dillen, Gregory G. Maxcy and Kirk, and two times base salary for the other Executives payable in installments over three years (in the case of Messrs. Dillen, Gregory G. Maxcy and Kirk) or two years (in the case of the other Executives). Based upon compensation levels at September 30, 1999, in the event of a termination of employment following a Change in Control, Messrs. Dillen, Gregory G. Maxcy and Kirk would receive $465,000, $315,000 and $285,000, respectively, in cash severance and each of the other two Executives would receive $150,000 and $126,000. Mr. Dillen's agreement also provides for a severance payment in the event of a termination of the agreement resulting from a change by the Employers to his title or duties. Severance payments are generally reduced by 50% of the compensation paid by another employer during the payment period. In certain cases of voluntary resignation, the reduction would not apply.

         A Change in Control is generally defined in the employment agreement to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

         Each employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then such payments and benefits received thereunder shall be reduced, in the manner determined by the officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments contingent on a change of control with a present value equal to or in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are generally not deductible by the employer as compensation expense for federal income tax purposes.

         Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

BENEFITS

         Employee Stock Ownership Plan. The Company has established the ESOP for employees of the Company and the Savings Bank. Employees of the Company and the Savings Bank who have been credited with at least 1,000 hours of service during a twelve month period and who have attained age 21 are eligible to participate in the ESOP.

         The ESOP borrowed funds from the Company to purchase 174,570 shares of Common Stock in the Savings Bank's conversion from mutual to stock form. The Company utilized the funds received from its return of capital distribution in December 1997 with respect to the unallocated ESOP shares to purchase an additional 20,848 shares. The loan to the ESOP will be repaid from the Company's contributions to the ESOP over a period of 10 years, and the collateral for the loan is the Common Stock purchased by the ESOP. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowing by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

         Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and will be released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of compensation. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Participants will be 100% vested in their rights to receive their account balances within the ESOP after completing five years of service. Credit is given for years of service with the Savings Bank prior to adoption of the ESOP. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances, subject to certain tax considerations. Benefits may be payable upon retirement or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         The ESOP is subject to the requirements of the Employment Retirement Income Securities Act of 1974, as amended, and the regulations of the IRS and the Department of Labor thereunder.

         Stock Option Plan. The Company's stockholders approved the Stock Option Plan at a special meeting held on October 15, 1996. The Stock Option Plan is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The Stock Option Plan is also designed to retain qualified directors for the Company. The Stock Option Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Code ("incentive stock options"), non-qualified or compensatory stock options and stock appreciation rights (collectively "Awards"). Awards have been available for grant to directors and key employees of the Company and any subsidiaries, except that directors were not eligible to receive incentive stock options. A total of 218,212 shares of Common Stock has been reserved for issuance pursuant to the Stock Option Plan. The Stock Option Plan is administered and interpreted by a committee of the Board of Directors ("Committee") that is composed solely of two or more "Non-Employee Directors." Unless sooner terminated, the Stock Option Plan shall continue in effect for a period of ten years from the adoption by the Board of Directors.

         Under the Stock Option Plan, the Board of Directors or the Committee determines which officers and key employees will be granted options, whether such options will be incentive or compensatory options, the number of shares subject to each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of a stock option shall be equal to the fair market value of a share of Common Stock on the date the option is granted. Subject to certain exceptions, all options granted to participants under the Stock Option Plan shall become vested and exercisable at the rate of 20% per year on each annual anniversary of the date the options were granted, and the right to exercise shall be cumulative.

         At September 30, 1999, all available options had been granted under the Stock Option Plan and the Company had outstanding stock options to directors and officers of the Company and the Savings Bank to purchase an aggregate of 208,680 shares of Common Stock at exercise prices ranging from $10.375 per share to $18.50 per share. THE BOARD OF DIRECTORS HAS ADOPTED THE 2000 STOCK OPTION PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE 2000 STOCK OPTION PLAN. FOR FURTHER INFORMATION, SEE "PROPOSAL TO ADOPT THE 2000 STOCK OPTION PLAN."

         Recognition and Retention Plan. The Company's stockholders also approved the Recognition Plan at the special meeting held on October 15, 1996. The objective of the Recognition Plan is to retain qualified personnel in key positions, provide officers, key employees and directors with a proprietary interest in the Company as an incentive to contribute to its success and reward key employees for outstanding performance. Officers and key employees of the Company who are selected by the Board of Directors of the Company or a committee thereof, as well as non-employee directors of the Company, will be eligible to receive benefits under the Recognition Plan. The Recognition Plan Trust acquired 87,285 shares of Common Stock on behalf of the Recognition Plan. These shares were acquired through open market purchases. The Recognition Plan is administered and interpreted by a committee of the Board of Directors that is composed solely of two or more "Non-Employee Directors."

         Shares of Common Stock granted pursuant to the Recognition Plan will be in the form of restricted stock payable over a five-year period at a rate of 20% per year, beginning one year from the anniversary date of the grant. A recipient will be entitled to all voting and other stockholder rights with respect to shares which have been earned and allocated under the Recognition Plan. However, until such shares have been earned and allocated, they may not be sold, pledged or otherwise disposed of and are required to be held in the Recognition Plan Trust. Under the terms of the Recognition Plan, all shares which have not yet been earned and allocated are required to be voted by the trustees in their sole discretion. In addition, any cash dividends or stock dividends declared in respect of unvested share awards will be held by the Recognition Plan Trust for the benefit of the recipients and such dividends, including any interest thereon, will be paid out proportionately by the Recognition Plan Trust to the recipients thereof as soon as practicable after the share awards become earned. Any cash dividends or stock dividends declared in respect of each vested share held by the Recognition Plan Trust will be paid by the Recognition Plan Trust as soon as practicable after the Recognition Plan Trust's receipt thereof to the recipient on whose behalf such share is then held by the Recognition Plan Trust. At September 30, 1999, the Company had granted all 87,285 shares to directors and executive officers of the Company and the Savings Bank, including 17,211 shares, 11,030 shares and 10,855 shares to Messrs. Dillen, Gregory G. Maxcy and Kirk, respectively.

         Pension Plan. The Savings Bank participates in a multiple employer defined benefit pension plan that covers all employees that have attained 21 years of age and have completed one full year of service (consisting of 1,000 hours worked during the year). In general, the pension plan provides for benefits payable monthly at retirement or normal retirement age 65 in an amount equal to a percentage of the participant's average annual salary for the five consecutive years of highest salary during his service with the Savings Bank, multiplied by the number of his years of service, with a reduced level of benefits in the event of early retirement prior to having attained age 65.

         Payment of benefits under the pension plan generally will be made in the form of a life annuity to an unmarried participant or in the form of a qualified joint and survivor annuity to a married participant, although alternative forms of benefits are available. The pension plan provides a death benefit payment, in the event of death prior to retirement.

         For the years ended September 30, 1999, 1998 and 1997 pension expense amounted to $0, $15,000 and $60,000, respectively. The amounts expended as contributions to the pension plan for financial reporting purposes on behalf of any particular individual or group of individuals participating in the pension plan cannot be determined.

         Thrift Plan. Effective October 1, 1996, the Bank began maintaining a Thrift Plan for the benefit of employees who have been employed for at least one year and who have attained the age of 21. The Thrift Plan is a contributory defined contribution plan which is intended to qualify under Section 401(k) of the Code. Participants may contribute to the Thrift Plan by salary reduction up to 15% of annual compensation for the year. Such contributions defer the employee's earnings up to a maximum of $9,500 in each plan year, indexed annually. The Bank matches 50% of an employee's contribution to the Thrift Plan up to 6% of an employee's compensation. An employee is immediately vested in his or her contributions to the Thrift Plan and is vested in the Bank's matching contributions after five years of service. All funds contributed to the Thrift Plan are held in a trust fund, which are invested at the direction of the employee in five separate funds: a short term government money market fund, a diversified equity portfolio fund, a government bond fund, a fund that invests solely in companies that make up the Standard & Poor's Stock Index, and a fund that invests solely in companies that make up the Standard & Poor's MidCap Index.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         All loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

         The Savings Bank's policy provides that all loans made by the Savings Bank to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. As of September 30, 1999, mortgage and consumer loans to executive officers and directors aggregated $67,227 or 0.22% of the Savings Bank's equity as of such date. The Savings Bank believes that such loans do not involve more than the normal risk of collectibility.

         James M. Droney, Jr., a director of the Company, is the President and Chief Executive Officer of Mt. Lebanon Office Equipment Co. Inc., Pittsburgh, Pennsylvania, an office equipment retailer. The Company purchased approximately $68,102 in furniture and office equipment from such retailer during the fiscal year ended September 30, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Savings Bank's Board of Directors reviews the compensation for the Savings Bank's officers, along with employee benefits, and recommends to the Board adjustments in such compensation.

         The report of the Compensation Committee with respect to compensation for the Chairman, President and Chief Executive Officer and all other executive officers for the fiscal year ended September 30, 1999 is set forth below:

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The purpose of the Committee is to provide oversight of the personnel related policies of the Company and the Savings Bank, including the establishment of an executive compensation philosophy for the organization and the monitoring of compensation plans and strategies to determine conformity with the overall philosophy. The Committee also is responsible for ensuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards, management performance and stockholders' interest. A competitive comprehensive benefit program is essential to achieving the goal of retaining and attracting highly qualified employees.

         The Committee considers the following criteria when establishing its recommendation to the Board of Directors regarding the compensation level of the Chief Executive Officer and other executive officers of the Company and the Savings Bank:

         1. The overall competitive performance of the Company and the Savings Bank during the fiscal year under consideration including the level of, and/or increases in earnings per share, return on equity and consideration of the individual, as well as combined measures of progress of the Company and the Savings Bank in different areas, including the overall growth of the Savings Bank, the improvement in market share and franchise value, the quality of the loan portfolio, the level of non-performing assets, efficiency ratio levels as compared to peer groups and other objectives as may be established by the Board of Directors.

         2.       The Company's and the Savings Bank's regulatory ratings.

         3. The compensation and benefit levels of comparable management positions to peer group institutions of similar asset size and operating characteristics, with a concentration on those institutions operating within the Mid-Atlantic region and specifically Pennsylvania.

         4. The individual effectiveness of the Chief Executive Officer relative to overall management efficiency and leadership and his commitment to professional involvement, civic activities and the maintenance of corporate stature enhancing the image of the Company and the Savings Bank in its market place.

         The compensation arrangements and recommendations of the Committee include a base salary and a bonus component if the Executive's performance is judged to warrant such a bonus. The officers of the Company are not specifically compensated for their service in such capacity and are paid only for their services as officers of the Savings Bank.

         The base compensation of J. Ardie Dillen, Chairman, President and Chief Executive Officer of the Company and the Bank, was established at $155,000 as of January 1, 1999. This level of compensation represented a 14.8% increase over the previous year's base compensation which had been established as of January 1, 1998. Mr. Dillen was awarded a bonus of $35,000 for his service during fiscal 1998 based on his overall performance. Mr. Dillen's compensation level, determined with the aforementioned criteria, was based on an examination of the peer group companies relative to salary and bonus compensation for Chief Executive Officers. Additionally, the Committee recognized that Mr. Dillen serves as Chairman of the Company and the Bank.

         Following extensive review by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for their approval.

                                                Charles A. Topnick, Chairman
                                                Jess B. Mellor
                                                Kenneth R. Rieger
                                                Stephen Spolar

         PERFORMANCE GRAPH

         The following graph compares the cumulative total returns for the Common Stock of the Company, the SNL All Thrift Index and the Nasdaq Total Return Index since the Company's initial public offering in April 1996. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period.


                        PITTSBURGH HOME FINANCIAL CORP.
                        [Total Return Performance Graph]

                                                             Period Ending
                                 ----------------------------------------------------------------------
Index                            04/01/1996     09/30/1996     09/30/1997     09/30/1998     09/30/1999
-------------------------------------------------------------------------------------------------------
Pittsburgh Home Financial Corp.    100.00         108.48         177.67         144.05         131.98
NASDAQ - Total US                  100.00         111.45         153.02         155.61         252.70
SNL Thrift Index                   100.00         112.76         195.93         175.66         167.32



         The above graph represents $100 invested in the Company's initial public offering of Common Stock on April 1, 1996 at $10.00 per share. The Common Stock commenced trading on the Nasdaq Stock Market on April 1, 1996.

                  PROPOSAL TO ADOPT THE 2000 STOCK OPTION PLAN

GENERAL

         The Board of Directors has adopted the 2000 Stock Option Plan which is designed to improve the growth and profitability of the Company and its subsidiaries by providing employees and non-employee directors with a proprietary interest in the Company as an incentive to contribute to the success of the Company and its subsidiaries. The 2000 Stock Option Plan provides for the grant of incentive stock options intended to comply with the requirements of
Section 422 of the Code ("Incentive Stock Options"), non-qualified stock options and stock appreciation rights (collectively "Awards"). Awards will be available for grant to employees and non-employee directors of the Company and its subsidiaries. If stockholder approval is obtained, options to acquire shares of Common Stock will be awarded to employees and non-employee directors of the Company and the Savings Bank with an exercise price at least equal to the fair market value of the Common Stock on the date of grant.

DESCRIPTION OF THE 2000 STOCK OPTION PLAN

         The following description of the 2000 Stock Option Plan is a summary of its terms and is qualified in its entirety by reference to the 2000 Stock Option Plan, a copy of which is attached hereto as Appendix A. Unless otherwise expressed, all capitalized terms shall be defined as set forth in the 2000 Stock Option Plan.

         Administration. The 2000 Stock Option Plan will be administered and interpreted by a committee appointed by the Board of Directors ("Committee") that is comprised solely of two or more non-employee directors.

         Stock Options. Under the 2000 Stock Option Plan, the Committee will determine which employees and non-employee directors will be granted options, whether such options will be Incentive Stock Options or non-qualified options, the number of shares subject to each option, the exercise price of each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of both an Incentive Stock Option and a non-qualified stock option shall at least equal the Fair Market Value of a share of Common Stock on the date the option is granted.

         Options granted under the 2000 Stock Option Plan shall become vested and exercisable in the manner specified by the Committee. Notwithstanding the foregoing, no vesting shall occur after a participant's employment or service with the Company is terminated for any reason other than his death, Disability, or Retirement. Unless the Committee shall specifically state otherwise at the time an option is granted, all options granted shall become vested and exercisable in full on the date an optionee terminates his or her employment or service with the Company or a subsidiary of the Company because of his death, Disability, or Retirement. In addition, all stock options will become vested and exercisable in full on the effective date of a Change in Control of the Company.

         With the exception for Incentive Stock Options granted to employees who own more than ten percent of the total combined voting power of all classes of stock of the Company, each stock option or portion thereof granted to employees shall be exercisable at any time on or after it vests and is exercisable until the earlier of ten years after its date of grant or three months after the date on which the optionee's employment terminates, unless extended by the Committee to a period not to exceed one year from such termination. Each stock option or portion thereof granted to a non-employee director shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of ten years after its date of grant or one year after the date on which the non-employee director ceases to serve as a director of the Company and its subsidiaries, unless the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of service to a period not exceeding three years. Unless stated otherwise at the time an option is granted (i) if an optionee terminates his or her employment or service with the Company or a subsidiary as a result of death, Disability or Retirement without having fully exercised his or her options, the optionee shall have twelve months following his or her death or termination due to Disability or Retirement to exercise such options. However, failure to exercise Incentive Stock Options within three months (or twelve months for termination as a result of death or Disability) after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. If an optionee dies while serving as an employee without having fully exercised his options, the optionee's executors, administrators, legatees or distributees of his estate shall have the right to exercise such options during the twelve months following his death, provided no option will be exercisable more than ten years from the date it was granted.

         Stock options are non-transferable except by will or the laws of descent and distribution. Notwithstanding the foregoing, an optionee who holds non-qualified options may transfer such options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the optionee who originally received the grant or to an individual or trust to whom the optionee could have initially transferred the option. Options which are so transferred shall be exercisable by the transferee according to the same terms and conditions as applied to the optionee.

         Payment for shares purchased upon the exercise of options may be made either in cash, by certified or cashier's check or if permitted by the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an option) with a Fair Market Value equal to the total option exercise price, by withholding some of the shares of Common Stock which are being purchased upon exercise of an option, or any combination of the foregoing. With respect to delivering shares of Common Stock in lieu of cash, such shares must have been either purchased in open market transactions or issued by the Company pursuant to a similar incentive plan more than six months prior to the exercise date of the Option. If the Fair Market Value of a share of Common Stock at the time of exercise is greater than the option's exercise price per share, this feature would enable the optionee to acquire a number of shares of Common Stock upon exercise of the Option, which is greater than the number of shares delivered as payment for the exercise price. In addition, an optionee can exercise an option in whole or in part and then, six months hence, deliver the shares acquired thereby (if permitted by the Committee) as payment for the exercise price of all or part of his or her options. Again, if the fair market value of a share of Common Stock at the time of exercise is greater than the exercise price per share, this feature would enable the optionee to either (1) reduce the amount of cash required to receive a fixed number of shares upon exercise of the option or (2) receive a greater number of shares upon exercise of the option for the same amount of cash that would have otherwise been used. Because options may be exercised in part from time to time, the ability to deliver Common Stock as payment of the exercise price could enable the optionee to turn a relatively small number of shares into a large number of shares. In addition, an optionee can elect, with the Committee's concurrence, to defer the delivery of the proceeds derived from the exercise of non-qualified options pursuant to the terms of the 2000 Stock Option Plan. Such deferral must comply with the provisions of the 2000 Stock Option Plan and other rules and regulations as may be established by the Committee.

         Stock Appreciation Rights. Under the 2000 Stock Option Plan, the Board of Directors or the Committee is authorized to grant rights to optionees ("Stock Appreciation Rights") under which an optionee may surrender any exercisable Incentive Stock Option or non-qualified stock option or part thereof in return for payment by the Company to the optionee of cash or Common Stock in an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to the option at the time over the option's exercise price of such shares, or a combination of cash and Common Stock. Stock Appreciation Rights granted in connection with an Incentive Stock Option must be granted concurrently with the Option to which it relates and Stock Appreciation Rights in connection with a non-qualified option may be granted concurrently with the stock options to which they relate or at any time thereafter which is prior to the exercise or expiration of such option. The proceeds of the exercise of a Stock Appreciation Right may also be deferred as provided by the provisions of the 2000 Stock Option Plan.

         Number of Shares Covered by the 2000 Stock Option Plan. A total of 88,365 shares of Common Stock, which is equal to 4.99% of the outstanding Common Stock of the Company, as of December 17, 1999, has been reserved for future issuance pursuant to the 2000 Stock Option Plan. In the event of a stock split, reverse stock split, subdivision, stock dividend or any other capital adjustment, the number of shares of Common Stock under the 2000 Stock Option Plan, the number of shares to which any Award relates and the exercise price per share under any option or Stock Appreciation Right shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding or such capital adjustment.

         Amendment and Termination of the 2000 Stock Option Plan. Unless sooner terminated, the 2000 Stock Option Plan shall continue in effect for a period of ten years from November 17, 1999, the date the 2000 Stock Option Plan was adopted by the Board of Directors. Termination of the 2000 Stock Option Plan shall not affect any previously granted Awards.

         Federal Income Tax Consequences. Under current provisions of the Code, the federal income tax treatment of Incentive Stock Options and non-qualified stock options is different. As regards Incentive Stock Options, an optionee who meets certain holding period requirements will not recognize taxable income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company as a result of such grant or exercise. With respect to non-qualified stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as taxable compensation income upon exercise, and the Company will be entitled to a deduction in the amount of such taxable income recognized by the optionee. Upon the exercise of a Stock Appreciation Right, the holder will realize taxable income for federal income tax purposes equal to the Fair Market Value of the amount received by him or her, whether in cash, shares of stock or both, and the Company will be entitled to a federal tax deduction in the same amount.

         The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

         Accounting Treatment. Stock Appreciation Rights will, in most cases, require a charge against the earnings of the Company each year representing appreciation in the value of such rights over periods in which they become exercisable. Such charge is based on the difference between the exercise price specified in the related option and the current market price of the Common Stock. In the event of a decline in the market price of the Common Stock subsequent to a charge against earnings related to the estimated costs of Stock Appreciation Rights, a reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior charges).

         Neither the grant nor the exercise of an Incentive Stock Option or a non-qualified stock option under the 2000 Stock Option Plan currently requires any charge against earnings under generally accepted accounting principles. In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which is effective for transactions entered into after December 15, 1995. This Statement establishes financial accounting and reporting standards for stock-based employee compensation plans. This Statement defines a fair value method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company anticipates that it will use the intrinsic value method, in which event pro forma disclosure will be included in the footnotes to the Company's financial statements to show what net income and earnings per share would have been if the fair value method had been utilized. If the Company elects to utilize the fair value method, its net income and earnings per share may be adversely affected.

         Stockholder Approval. No Awards will be granted under the 2000 Stock Option Plan unless the 2000 Stock Option Plan is approved by stockholders. Stockholder ratification of the 2000 Stock Option Plan will also satisfy Nasdaq Stock Market ("Nasdaq Stock Market") listing and federal tax requirements.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE 2000 STOCK OPTION PLAN.


              PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED
             ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME
                          TO PITTSBURGH FINANCIAL CORP.

         The Board of Directors has unanimously adopted, subject to stockholder approval, a proposal to amend Article 1 of the Company's Amended and Restated Articles of Incorporation to change the corporate name to "Pittsburgh Financial Corp."

         The Board of Directors believes there are limitations in the name "Pittsburgh Home Financial Corp.," and accordingly, recommends that the holding company name be changed to "Pittsburgh Financial Corp." because of broader appeal to the market which the Company and the Savings Bank now serve and intend to serve in the future. Subject to stockholder approval, when effective, the Common Stock of Pittsburgh Financial Corp. will continue to trade on the Nasdaq National Market under the symbol "PHFC."

         The description of the proposed Amendment is qualified in its entirety by reference to the complete text of the Amendment which appears as Appendix B.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT.


                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed Ernst & Young LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending September 30, 2000, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.


                          ADJOURNMENT OF ANNUAL MEETING

         Each proxy solicited hereby requests authority to vote for an adjournment of the Annual Meeting, if an adjournment is deemed to be necessary. The Company may seek an adjournment of the Annual Meeting for not more than 30 days in order to enable the Company to solicit additional votes in favor of the proposal to adopt the 2000 Stock Option Plan in the event that the proposal has not received the requisite vote of stockholders at the Annual Meeting and such proposal has not received the negative votes of the holders of a majority of the Company's Common Stock. If the Company desires to adjourn the meeting with respect to the foregoing proposal, it will request a motion that the meeting be adjourned for up to 30 days with respect to such proposal (and solely with respect to such proposal, provided that a quorum is present at the Annual Meeting), and no vote will be taken on such proposal at the originally scheduled Annual Meeting. Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the Annual Meeting will continue to be valid for any adjournment of the Annual Meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

         Any adjournment will permit the Company to solicit additional proxies and will permit a greater expression of the stockholders' views with respect to such proposal. Such an adjournment would be disadvantageous to stockholders who are against the proposal, because an adjournment will give the Company additional time to solicit favorable votes and thus increase the chances of passing such proposal.

         If a quorum is not present at the Annual Meeting, no proposal will be acted upon and the Board of Directors of the Company will adjourn the Annual Meeting to a later date in order to solicit additional proxies on each of the proposals being submitted to stockholders.

         An adjournment for up to 30 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. The Company has no reason to believe that an adjournment of the Annual Meeting will be necessary at this time.

         BECAUSE THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ADOPT THE 2000 STOCK OPTION PLAN, AS DISCUSSED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE POSSIBLE ADJOURNMENT OF THE ANNUAL MEETING.

                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in January 2001, must be received at the principal executive offices of the Company, 225 Ross Street, Pittsburgh, Pennsylvania 15219, Attention: Gregory G. Maxcy, Secretary, no later than August 29, 2000.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 10.D. of the Company's Articles, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company, or not later than October 29, 2000 in connection with the 2001 Annual Meeting of Stockholders of the Company. Such stockholder's notice is required to set forth certain information specified in the Articles. No such proposals were received in connection with the Annual Meeting.


                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the year ended September 30, 1999 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

         Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for fiscal 1999 required to be filed under the 1934 Act. Such written requests should be directed to Michael J. Kirk, Executive Vice President and Chief Financial Officer, Pittsburgh Home Financial Corp., 225 Ross Street, Pittsburgh, Pennsylvania 15219. The Form 10-K is not part of the proxy solicitation materials.


                                  OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                             By Order of the Board of Directors


                                             /s/ Gregory G. Maxcy
                                             Gregory G. Maxcy
                                             Secretary




December 27, 1999

                                                                      APPENDIX A


                         PITTSBURGH HOME FINANCIAL CORP.
                             2000 STOCK OPTION PLAN

                                    ARTICLE I
                            ESTABLISHMENT OF THE PLAN

         Pittsburgh Home Financial Corp. (the "Corporation") hereby establishes this 2000 Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.


                                   ARTICLE II
                               PURPOSE OF THE PLAN

         The purpose of this Plan is to improve the growth and profitability of the Corporation and its Subsidiaries by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiaries. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.


                                   ARTICLE III
                                   DEFINITIONS

         3.01 "Award" means an Option or Stock Appreciation Right granted pursuant to the terms of this Plan.

         3.02 "Bank" means Pittsburgh Home Savings Bank, a wholly owned subsidiary of the Corporation.

         3.03 "Board" means the Board of Directors of the Corporation.

         3.04 "Change in Control of the Corporation" means a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, or any successor thereto, whether or not the Corporation in fact is required to comply with Regulation 14A thereunder.

         3.05 "Code" means the Internal Revenue Code of 1986, as amended.

         3.06 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof, each of whom shall be a Non-Employee Director of the Corporation, and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act, or any successor thereto and within the meaning of
Section 162(m) of the Code and regulations thereunder.

         3.07 "Common Stock" means shares of the common stock, par value $0.01 per share, of the Corporation.

         3.08 "Disability" means any physical or mental impairment which qualifies an Employee for disability benefits under the applicable long-term disability plan maintained by the Corporation or a Subsidiary, or, if no such plan applies, which would qualify such Employee for disability benefits under the Federal Social Security System.

         3.09 "Effective Date" means the day upon which the Board approves this Plan.

         3.10 "Employee" means any person who is employed by the Corporation or a Subsidiary, including Officers of the Corporation or a Subsidiary, but not including directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary.

         3.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         3.12 "Fair Market Value" shall be equal to the fair market value per share of the Corporation's Common Stock on the date an Award is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Committee, or if no such prices are available, the book value of a share of Common Stock as determined under generally accepted accounting principles as of the latest practicable date.

         3.13 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

         3.14 "Non-Employee Director" means a member of the Board of the Corporation or its Subsidiaries.

         3.15 "Non-Qualified Option" means any Option granted under this Plan which is not an Incentive Stock Option.

         3.16 "Officer" means an Employee whose position in the Corporation or Subsidiary is that of a corporate officer, as determined by the Board.

         3.17 "Option" means a right granted under this Plan to purchase Common Stock.

         3.18 "Optionee" means an Employee or Non-Employee Director to whom an Option is granted under the Plan.

         3.19 "Retirement" means a termination of employment upon or after attainment of age sixty-five (65) or such earlier age as may be specified in any applicable plans or policies maintained by the Corporation or a Subsidiary or, if no such plan is applicable, which would constitute "retirement" under any qualified pension benefit plan maintained by the Corporation or a Subsidiary, if such individual were a participant in such plan.

         3.20 "Stock Appreciation Right" means a right to surrender an Option in consideration for a payment by the Corporation in cash and/or Common Stock, as provided in the discretion of the Committee in accordance with Section 8.11.

         3.21 "Subsidiaries" means those subsidiaries of the Corporation, including the Bank, which meet the definition of "subsidiary corporations" set forth in Section 424(f) of the Code, at the time of granting of the Option in question, as designated by the Committee to participate in the Plan.

         3.22 "Voting Record Date" means the date established as the record date for the determination of stockholders entitled to receive notice of and to vote at the stockholders' meeting at which the proposal to adopt the Plan is voted upon.


                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

         4.01 DUTIES OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority in its absolute discretion to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee's tax withholding obligation pursuant to
Section 13.02 hereof, (ii) include arrangements to facilitate the Optionee's ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding.

         4.02 APPOINTMENT AND OPERATION OF THE COMMITTEE. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided that the Committee shall continue to consist of two or more members of the Board, each of whom shall be a Non-Employee Director and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. In addition, each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and regulations thereunder at such times as is required under such regulations. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

         4.03 REVOCATION FOR MISCONDUCT. The Committee may by resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested, or any Stock Appreciation Right, to the extent not yet exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary for cause, which, for purposes hereof, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any employment agreement. For purposes of this paragraph, no act or failure to act on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Corporation and its Subsidiaries. Options granted to a Non-Employee Director who is removed for cause pursuant to the Corporation's Amended and Restated Articles of Incorporation and Bylaws or the Bank's Charter and Bylaws shall terminate as of the effective date of such removal.

         4.04 LIMITATION ON LIABILITY. Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or for any Awards granted hereunder. If a member of the Board or Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiaries and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         4.05 COMPLIANCE WITH LAW AND REGULATIONS. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option or Stock Appreciation Right may be exercised if such exercise would be contrary to applicable laws and regulations.

         4.06 RESTRICTIONS ON TRANSFER. The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.


                                    ARTICLE V
                                   ELIGIBILITY

         Awards may be granted to such Employees and Non-Employee Directors of the Corporation and its Subsidiaries as may be designated from time to time by the Committee. Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiaries.


                                   ARTICLE VI
                        COMMON STOCK COVERED BY THE PLAN

         6.01 OPTION SHARES. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in
Article IX, shall be an amount equal to 4.99% of the outstanding shares of Common Stock of the Corporation as of the Voting Record Date. None of such shares shall be the subject of more than one Award at any time (other than a Stock Appreciation Right related to an Option), but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares. Notwithstanding the foregoing, if an Option is surrendered in connection with the exercise of a Stock Appreciation Right, the number of shares covered thereby shall not be available for grant under the Plan.

         6.02 SOURCE OF SHARES. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

                                   ARTICLE VII
                 DETERMINATION OF AWARDS, NUMBER OF SHARES, ETC.

         The Committee shall, in its discretion, determine from time to time which Employees or Non-Employee Directors will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the exercise price of an Option. In making all such determinations, there shall be taken into account the duties, responsibilities and performance of each respective Employee or Non-Employee Director, his past, present and potential contributions to the growth and success of the Corporation and the Bank, his salary and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.


                                  ARTICLE VIII
                      OPTIONS AND STOCK APPRECIATION RIGHTS

         Each Option granted hereunder shall be on the following terms and conditions:

         8.01 STOCK OPTION AGREEMENT. The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

         8.02 AWARDS TO EMPLOYEES. Awards pursuant to Article VIII hereof may be made to such Optionees as may be selected by the Committee and on such terms as may be determined by the Committee. The Committee may but shall not be required to request the written recommendation of the Chief Executive Officer of the Corporation other than with respect to Awards to be granted to him. Notwithstanding anything to the contrary contained herein, no Optionee shall have any right or entitlement to receive an Award hereunder, such Awards being at the total discretion of the Committee.

         8.03 OPTION EXERCISE PRICE.

                  (a) INCENTIVE STOCK OPTIONS. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.10(b).

                  (b) NON-QUALIFIED OPTIONS. The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

         8.04 VESTING AND EXERCISE OF OPTIONS.

                  (a) GENERAL RULES. Incentive Stock Options and Non-Qualified Options to Optionees granted hereunder shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Committee. Notwithstanding the foregoing, no vesting shall occur on or after an Optionee's employment or service with the Corporation and all Subsidiaries is terminated for any reason other than as set forth in subsection (b) below. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

                  (b) ACCELERATED VESTING. Unless the Committee shall specifically state otherwise at the time an Option is granted, all Options granted under the Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with or service to the Corporation or a Subsidiary because of his death, Disability or Retirement. In addition, all options hereunder shall become immediately vested and exercisable in full on the date an Optionee terminates his employment with or service to the Corporation or a Subsidiary or as a result of a Change in Control of the Corporation.

         8.05 DURATION OF OPTIONS.

                  (a) GENERAL RULE. Except as provided in Sections 8.05(b) and 8.10, each Option or portion thereof granted to Employees shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of
(i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Optionee ceases to be employed by the Corporation and all Subsidiaries, unless the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of employment from three (3) months to a period not exceeding one (1) year.

         Except as provided in Section 8.05(b), each Option or portion thereof granted to a Non-Employee Director shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) one (1) year after the date on which the Non-Employee Director ceases to serve as a director of the Corporation and its Subsidiaries, unless the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of service to a period not exceeding three (3) years.

                  (b) EXCEPTIONS. If an Optionee dies while in the employ or service of the Corporation or a Subsidiary or terminates employment or service with the Corporation or a Subsidiary as a result of Disability or Retirement without having fully exercised his Options, the Optionee or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following the earlier of his death or termination due to Disability or Retirement, to exercise such Options. In no event, however, shall any Option be exercisable more than ten (10) years from the date it was granted.

         8.06 NONASSIGNABILITY. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.06. Options which are transferred pursuant to this Section 8.06 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

         8.07 MANNER OF EXERCISE. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided pursuant to Section 8.01.

         8.08 PAYMENT FOR SHARES. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of such Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee (i) in cash or (ii) at the discretion of the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) or other property equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing. With respect to subclause (ii) hereof, the Shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Corporation pursuant to a plan thereof more than six months prior to the exercise date of the Option.

         8.09 VOTING AND DIVIDEND RIGHTS. No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that the Option is exercised and certificates representing the shares acquired pursuant to an exercise of such Option have been issued and delivered.

         8.10 ADDITIONAL TERMS APPLICABLE TO INCENTIVE STOCK OPTIONS. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.09 above, to those contained in this Section 8.10.

                  (a) Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive

Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan and stock options that satisfy the requirements of
Section 422 of the Code under any other stock option plan maintained by the Corporation (or any parent or Subsidiary), shall not exceed $100,000.

                  (b) LIMITATION ON TEN PERCENT STOCKHOLDERS. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Sections 8.04 and
8.05 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

                  (c) NOTICE OF DISPOSITION; WITHHOLDING; ESCROW. An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through the exercise of an Incentive Stock Option and disposed of within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares. Such notice shall set forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this
Section 8.10(c).

         8.11 STOCK APPRECIATION RIGHTS.

                  (a) GENERAL TERMS AND CONDITIONS. The Committee may, but shall not be obligated to, authorize the Corporation, on such terms and conditions as it deems appropriate in each case, to grant rights to Optionees to surrender an exercisable Option, or any portion thereof, in consideration for the payment by the Corporation of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to the Option, or portion thereof, surrendered over the exercise price of the Option with respect to such shares (any such authorized surrender and payment being hereinafter referred to as a "Stock Appreciation Right"). Such payment, at the discretion of the Committee, may be made in shares of Common Stock valued at the then Fair Market Value thereof, or in cash, or partly in cash and partly in shares of Common Stock.

         The terms and conditions set with respect to a Stock Appreciation Right may include (without limitation), subject to other provisions of this Section
8.11 and the Plan, the period during
which, date by which or event upon which the Stock Appreciation Right may be exercised; the method for valuing shares of Common Stock for purposes of this
Section 8.11; a ceiling on the amount of consideration which the Corporation may pay in connection with exercise and cancellation of the Stock Appreciation Right; and arrangements for income tax withholding. The Committee shall have complete discretion to determine whether, when and to whom Stock Appreciation Rights may be granted.

                  (b) TIME LIMITATIONS. If a holder of a Stock Appreciation Right terminates service with the Corporation as an Officer or Employee, the Stock Appreciation Right may be exercised only within the period, if any, within which the Option to which it relates may be exercised.

                  (c) EFFECTS OF EXERCISE OF STOCK APPRECIATION RIGHTS OR OPTIONS. Upon the exercise of a Stock Appreciation Right, the number of shares of Common Stock available under the Option to which it relates shall decrease by a number equal to the number of shares for which the Stock Appreciation Right was exercised. Upon the exercise of an Option, any related Stock Appreciation Right shall terminate as to any number of shares of Common Stock subject to the Stock Appreciation Right that exceeds the total number of shares for which the Option remains unexercised.

                  (d) TIME OF GRANT. A Stock Appreciation Right granted in connection with an Incentive Stock Option must be granted concurrently with the Option to which it relates, while a Stock Appreciation Right granted in connection with a Non-Qualified Option may be granted concurrently with the Option to which it relates or at any time thereafter prior to the exercise or expiration of such Option.

                  (e) NON-TRANSFERABLE. The holder of a Stock Appreciation Right may not transfer or assign the Stock Appreciation Right otherwise than by will or in accordance with the laws of descent and distribution, and during a holder's lifetime a Stock Appreciation Right may be exercisable only by the holder.

                                   ARTICLE IX
                         ADJUSTMENTS FOR CAPITAL CHANGES

         The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Award relates, the exercise price per share of Common Stock under any Option and the maximum number of Awards which may be granted to any Employee or Non-Employee Director shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options. In the event the Corporation declares a special cash dividend or return of capital in an amount per share which exceeds 10% of the Fair Market Value of a share of Common Stock as of the date of declaration, the per share exercise price of all previously granted Options which remain unexercised as of the date of such declaration shall be proportionately adjusted to give effect to such special cash dividend or return of capital as of the date of payment of such special cash dividend or return of capital; provided, however, that if such adjustment with respect to Incentive Stock Options would be treated as a modification of the outstanding Incentive Stock Options with the effect that, for purposes of Sections 422 and 424(h) of the Code and the rules and regulations thereunder, new Incentive Stock Options would be deemed to be granted, then no adjustment to the per share exercise price of outstanding Incentive Stock Options shall be made.


                                    ARTICLE X
                                DEFERRED PAYMENTS

         10.01 DEFERRAL OF OPTIONS AND STOCK APPRECIATION RIGHTS.
Notwithstanding any other provision of this Plan, any Optionee may elect, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer the delivery of the proceeds of the exercise of any Non-Qualified Option.

         10.02 TIMING OF ELECTION. The election to defer the delivery of the proceeds from any eligible Non-Qualified Option or Stock Appreciation Right must be made at least six (6) months prior to the date such Option or Stock Appreciation Right is exercised or at such other time as the Committee may specify. Deferrals of eligible Non-Qualified Options or Stock Appreciation Rights shall only be allowed for exercises of Options and Stock Appreciation Rights that occur while the Optionee or holder of the Stock Appreciation Right, as the case maybe, is in active employment with the Corporation or its Subsidiaries. Any election to defer the proceeds from an eligible Non-Qualified Option or Stock Appreciation Right shall be irrevocable.

         10.03 STOCK OPTION DEFERRAL. The deferral of the proceeds of Non-Qualified Options may be elected by an Optionee subject to the rules and regulations established by the Committee. The proceeds from such an exercise shall be credited to a deferred stock option account established for the Optionee (which may be part of an existing deferred compensation trust account). The proceeds shall be credited to the deferred stock option account as a number of deferred shares or share units equivalent in value to those proceeds. Deferred share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred shares or share units shall be valued at the Fair Market Value of Common Stock. Deferred share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred share units. Deferred shares or share units shall be distributed in shares of Common Stock or cash, at the discretion of the Committee, upon the Optionee's termination of employment or service or at such other date, as may be approved by the Committee, over a period of no more than ten (10) years.

         10.04 STOCK APPRECIATION RIGHT DEFERRAL. The deferral of the proceeds of Stock Appreciation Rights may be made by a holder of Stock Appreciation Rights subject to the rules and regulations established by the Committee. Upon exercise, the Committee will credit such Optionee's deferred stock option account with a number of deferred shares or share units equivalent in value to the difference between the Fair Market Value of a share of Common Stock on the exercise date and the exercise Price of the Stock Appreciation Right multiplied by the number of shares exercised. Deferred shares or share units shall be valued at the Fair Market Value on the date of exercise. Subsequent to exercise, the deferred shares or share units shall be valued at the Fair Market Value of Common Stock. Deferred shares or share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred shares or share units. Deferred shares or share units shall be distributed in shares of Common Stock or cash, at the discretion of the Committee, upon the Participant's termination of service or at such other date, as may be approved by the Committee, over a period of no more than ten (10) years.

         10.05 ACCELERATED DISTRIBUTIONS. The Committee may, at its sole discretion, allow for the early payment of an Optionee's deferred stock option account in the event of an "unforeseeable emergency" or in the event of the death or Disability of the Optionee. An "unforeseeable emergency" means an unanticipated emergency caused by an event beyond the control of the Optionee that would result in severe financial hardship if the distribution were not permitted. Such distributions shall be limited to the amount necessary to sufficiently address the financial hardship. Any distributions under this provision, shall be consistent with the Code and the regulations promulgated thereunder. Additionally, the Committee may use its discretion to cause stock option deferral accounts to be distributed when continuing the program is no longer in the best interest of the Corporation.

         10.06 ASSIGNABILITY. No rights to deferred stock option accounts may be assigned or subject to any encumbrance, pledge or charge of any nature except that an Optionee may designate a beneficiary pursuant to any rules established by the Committee.

         10.07 UNFUNDED STATUS. No Employee or other person shall have any interest in any fund or in any specific asset of the Corporation or its Subsidiaries by reason of any amount credited pursuant to the provisions hereof. Any amounts payable pursuant to the provisions hereof shall be paid from the general assets of the Corporation or its Subsidiaries and no Employee, Non-Employee Director or other person shall have any rights to such assets beyond the rights afforded general creditors of the Corporation or its Subsidiaries. However, the Corporation or its Subsidiaries shall have the right to establish a reserve, trust or make any investment for the purpose of satisfying the obligations created under this Article X of the Plan; provided, however, that no Employee, Non-Employee Director or other person shall have any interest in such reserve, trust or investment.

                                   ARTICLE XI
                      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any applicable regulatory requirements and any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan except as specifically authorized herein.

                                   ARTICLE XII
                                EMPLOYMENT RIGHTS

         Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director of the Corporation or a Subsidiary to continue in such capacity.


                                  ARTICLE XIII
                                   WITHHOLDING

         13.01 TAX WITHHOLDING. The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award. The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option, as provided in
Section 8.10(c), or with respect to the exercise of a Stock Appreciation Right.

         13.02 METHODS OF TAX WITHHOLDING. The Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Award and/or by the Optionee's delivery of previously owned shares of Common Stock or other property.

                                   ARTICLE XIV
                        EFFECTIVE DATE OF THE PLAN; TERM

         14.01 EFFECTIVE DATE OF THE PLAN. This Plan shall become effective on the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan, provided that no Incentive Stock Option issued pursuant to this Plan shall qualify as such unless this Plan is approved by the requisite vote of the holders of the outstanding voting shares of the Corporation at a meeting of stockholders of the Corporation held within twelve (12) months of the Effective Date.

         14.02 TERM OF PLAN. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Awards previously granted, and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.


                                   ARTICLE XV
                              STOCKHOLDER APPROVAL

         The Corporation shall submit the Plan to stockholders for approval at a meeting of stockholders of the Corporation held within twelve (12) months following the Effective Date in order to meet the requirements of (i) Section 422 of the Code and regulations thereunder and (ii) Section 162(m) of the Code and regulations thereunder.


                                   ARTICLE XIV
                                  MISCELLANEOUS

         16.01 GOVERNING LAW. To the extent not governed by federal law, this Plan shall be construed under the laws of the State of Pennsylvania.

         16.02 PRONOUNS. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

                                                                      APPENDIX B

                 PROPOSED AMENDMENT TO THE AMENDED AND RESTATED
          ARTICLES OF INCORPORATION OF PITTSBURGH HOME FINANCIAL CORP.

         Article 1 of the Amended and Restated Articles of Incorporation of Pittsburgh Home Financial Corp. is proposed to be amended in the manner described below. If the proposed amendment is adopted, the words contained within the bracketed and bold-faced portions of Article 1 will be added, while the words underlined and in bold-face will be deleted from Article 1.

         ARTICLE 1. NAME. The name of the corporation is PITTSBURGH HOME FINANCIAL CORP. [PITTSBURGH FINANCIAL CORP.] (hereinafter referred to as the "Corporation").

                                 REVOCABLE PROXY


                         PITTSBURGH HOME FINANCIAL CORP.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PITTSBURGH HOME FINANCIAL CORP. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 27, 2000 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned, being a stockholder of the Company as of December 17, 1999, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Library Center, GRW Theatre, Second Level, 414 Wood Street, Pittsburgh, Pennsylvania, on Thursday, January 27, 2000 at 11:00 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.   ELECTION OF DIRECTORS

Nominees for a three-year term:     J. Ardie Dillen and Kenneth R. Rieger



         / /  FOR                            / /  WITHHOLD
                                                  AUTHORITY


          NOTE: To withhold authority to vote for an individual nominee, strike a line through that nominee's name. Unless authority to vote for all of the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for each nominee whose name is not struck.




2.   PROPOSAL to adopt the 2000 Stock Option Plan.


/ /  FOR                   / / AGAINST               / / ABSTAIN

3. PROPOSAL to amend the Company's Amended and Restated Articles of Incorporation to change the corporate name to Pittsburgh Financial Corp.


/ /  FOR                   / / AGAINST               / / ABSTAIN

4. PROPOSAL to ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2000.

/ /  FOR                   / / AGAINST               / / ABSTAIN


5. PROPOSAL, if necessary, to adjourn the Annual Meeting to solicit additional proxies.

/ /  FOR                   / / AGAINST               / / ABSTAIN

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


         SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND, IF NECESSARY, 5 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


                                    Dated: _____________________________




                                    ____________________________________
                                         Signature of Stockholder


                                    ____________________________________
                                         Signature of Stockholder


                           NOTE: PLEASE SIGN THIS EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.